UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2019

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court

Markham, Ontario, Canada L3R 5H6

(Address of Principal Executive Offices)

 (905) 475-1234

Registrant’s telephone number, including area code

Stellar Biotechnologies, Inc.

332 E. Scott Street

Port Hueneme, California 93041

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Capital Market

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 7, 2019, Stellar Biotechnologies, Inc., a company organized under the laws of the province of British Columbia (“Stellar”, or the “Company”), completed its business combination with Edesa Biotech Inc., a company organized under the laws of the province of Ontario (“Edesa”), in accordance with the terms of the Share Exchange Agreement, dated March 7, 2019 (the “Exchange Agreement”), by and among Stellar, Edesa and the shareholders of Edesa (the “Edesa Shareholders”). At the closing of the transaction (the “Closing”), Stellar acquired the entire issued share capital of Edesa, with Edesa becoming a wholly-owned subsidiary of Stellar (the “Exchange”). Also on June 7, 2019, in connection with and following the completion of the Exchange, the Company effected a 1-for-6 reverse split of its common shares (the “Reverse Split”) and changed its name to “Edesa Biotech, Inc.” Following the Closing, the primary business of the Company is the business conducted by Edesa, which is a biopharmaceutical company focused on the development of innovative therapeutics for dermatological and gastrointestinal indications with clear unmet medical needs. Unless otherwise noted, all references to share amounts in this Current Report on Form 8-K reflect the Reverse Split.

At the Closing, the Edesa Shareholders received approximately 6,249,780 Stellar common shares, no par value (“Stellar Common Shares”), in exchange for the capital shares of Edesa and the holders of unexercised Edesa stock options immediately prior to the Closing were issued replacement share options (“Replacement Options”) to purchase an aggregate of approximately 321,885 Stellar Common Shares. Immediately following the Closing and the Reverse Split, there were approximately 7,138,233, Stellar Common Shares issued and outstanding and approximately 7,467,801 Stellar Common Shares outstanding on a fully-diluted basis (as fully diluted is calculated under the Exchange Agreement), and the former Edesa Shareholders and option holders owned approximately 6,571,665 Stellar Common Shares on a fully-diluted basis, or 88% of the Stellar Common Shares on a fully-diluted basis, and the shareholders and option holders of Stellar owned approximately 896,136 Stellar Common Shares on a fully-diluted basis, or 12% of the Stellar Common Shares on a fully-diluted basis (in each case as fully diluted is calculated under the Exchange Agreement). This exchange ratio of 88% (Edesa) / 12% ( Stellar) resulted because Stellar’s estimated working capital, as calculated on the date before the completion of the Exchange, was greater than $3.5 million.

The number of Stellar Common Shares issuable to the Edesa Shareholders at the Closing is subject to adjustment and the final number of Stellar Common Shares to be issued to the Edesa Shareholders will be determined within 35 days after the Closing. The purpose of the adjustment is to allow Stellar warrant holders their contractual right up to 30 days after the Closing to request a cash payout of their warrants pursuant to the terms of their outstanding warrants. After the final calculation is complete, additional Stellar Common Shares may be issued to the Edesa Shareholders for differences between estimated and final amounts in accordance with the Exchange Agreement.

The Company’s common shares, which are listed on The Nasdaq Capital Market, traded through the close of business on June 7, 2019 under the ticker symbol “SBOT,” and continue trading on The Nasdaq Capital Market, on a post-Reverse Split adjusted basis, under the ticker symbol “EDSA” beginning on June 10, 2019. The Company’s common shares are represented by a new CUSIP number, 27966L108.

On June 7, 2019, the Company announced the completion of the Exchange. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Exchange Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, Stellar issued Stellar Common Shares to the Edesa Shareholders. Information regarding the Stellar Common Shares issued in the Exchange is contained in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02.

The Stellar Common Shares issued by Stellar in the Exchange were issued in a transaction exempt from registration under Regulation S promulgated under the Securities Act of 1933, as amended (the “Act”), because the offer and sale of such securities was made to non-U.S. persons (as that term is defined in Regulation S under the Act) in an offshore transaction.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the approval by the Company’s board of directors on June 7, 2019, following the Closing on June 7, 2019, the Company effected the Reverse Split and filed a Notice of Alteration with the British Columbia Registry Services to amend the Company’s Notice of Articles and Articles (the “Articles”) to change the Company’s name from “Stellar Biotechnologies, Inc.” to “Edesa Biotech, Inc.” (the “Amendment”).

As a result of the Reverse Split, the number of issued and outstanding Stellar Common Shares immediately prior to the Reverse Split was reduced into a smaller number of shares, such that every six Stellar Common Shares held by a shareholder immediately prior to the Reverse Split were combined and reclassified into one Stellar Common Share. Immediately following the Reverse Split and the Exchange, there were approximately 7,138,233 Stellar Common Shares outstanding.

No fractional shares were issued in connection with the Reverse Split. Pursuant to the laws of the province of British Columbia, each fractional share resulting from the Reverse Split that was less than ½ a share was cancelled and each fractional share that was at least ½ a share was changed to one whole share.

Item 4.01	Change in Registrant’s Certifying Accountant.

At the completion of the Exchange on June 7, 2019, the audit committee of the Company’s board of directors approved the engagement of MNP LLP (“MNP”) as the independent registered public accounting firm and Moss Adams LLP (“Moss Adams”) resigned as the Company’s independent registered public accounting firm.

The reports of Moss Adams on the Company’s financial statements for each of the two fiscal years ended September 30, 2018 and September 30, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended September 30, 2018 and September 30, 2017 and the subsequent interim period through June 7, 2019, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Moss Adams, would have caused Moss Adams to make reference to the subject matter of the disagreement in its reports.

The Company provided Moss Adams with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Moss Adams furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements contained herein. Moss Adam’s letter, dated June 7, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

The completion of the Exchange resulted in a change in control of Stellar. The information set forth in Item 2.01 regarding the Exchange and the information set forth in Item 5.02 regarding the Company’s board of directors and executive officers following the Exchange are incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Exchange Agreement, on June 7, 2019, effective immediately prior to the Closing, each of Deborah F. Aghib, Ph.D., Tessie M. Che, Ph.D., Paul Chun, David L. Hill, Ph.D., Charles V. Olson, D.Sc. and Mayank D. Sampat resigned from the Company’s board of directors and committees of the board of directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

At the Closing, in accordance with the Exchange Agreement, the size of the Company’s board of directors was fixed at seven members and the board of directors was reconstituted to consist of four members designated by Edesa, Dr. Pardeep Nijhawan, Sean MacDonald, Paul William Pay and Peter van der Velden, one designated by Stellar, Frank R. Oakes, who retained his position as a director of the Company from prior to the Closing, and two “independent” directors, Lorin Johnson and Carlo Sistilli. Each of Sean MacDonald, Paul William Pay, Peter van der Velden, Lorin Johnson and Carlo Sistilli qualify as “independent” as defined under Nasdaq corporate governance rules. The directors shall serve until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

In addition, upon the completion of the Exchange, Sean McDonald, Paul William Pay and Carlo Sistilli were appointed to the Company’s Audit Committee (with Mr. Sistilli appointed to serve as chair of the committee); Sean McDonald, Peter van der Velden and Carlo Sistilli were appointed to the Company’s Nominating and Corporate Governance Committee; and Sean McDonald, Paul William Pay and Lorin K. Johnson were appointed to the Compensation Committee. Sean MacDonald was also appointed to serve as Chairman of the board of directors of the combined company.

As compensation for their services on the board of directors, each non-executive board member will receive annual base remuneration of $30,000 and the Chairman of the Board will receive annual remuneration of $50,000, inclusive of compensation for his services on committees of the board of directors. Each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive annual remuneration of $5,000 for each committee on which they serve, and the Chair of the Audit Committee will receive $10,000 annually for his services and the Chairs of each of the Compensation Committee and Nominating and Corporate Governance Committee shall respectively receive $7,500 annually for their services.

Biographies of New Directors

Dr. Pardeep Nijhawan, 48, MD, FRCPC, AGAF is the Chief Executive Officer, Secretary and a director of Edesa, positions he has held since forming the company in 2015. Dr. Nijhawan is a seasoned pharmaceutical entrepreneur with nineteen years of experience in cross-functional roles including finance, marketing and business development. At Edesa, Dr. Nijhawan leads the Executive Team in setting the company’s corporate strategy and business development initiatives. Prior to Edesa, Dr. Nijhawan was the founder and CEO of Medical Futures Inc which was sold to Tribute Pharmaceuticals. Dr. Nijhawan founded and led Digestive Health Clinic into becoming Canada’s largest provider of private endoscopy services. He is also the founder of Exzell Pharma, a specialty Canadian based pharmaceutical organization that markets and commercializes approved products. Dr. Nijhawan was Inducted into the CHLA BD Hall of fame in 2018 and Awarded Business Development Deal of the Year 2017. Dr. Nijhawan received his MD (University of Ottawa), Internship (Yale), Residency IM (Mayo), Fellowship GI (Mayo). Dr. Nijhawan’s qualifications to serve on the combined company’s board of directors include his extensive executive leadership and experience in the life sciences industry and his knowledge of Edesa’s business as its Chief Executive Officer.

Sean MacDonald, 42, is the CEO of Corbin Therapeutics Inc., a Montreal based biotech start up focused on treating neuroinflammation and has been a director of Edesa since September 2017. Mr. MacDonald became CEO of Corbin Therapeutics in October of 2018, and in such capacity oversees all of the company’s activities including R&D, financing, and operations. Prior to Corbin Therapeutics, Mr. MacDonald was with Pharmascience Inc., one of Canada’s largest pharmaceutical companies. During his six years with Pharmascience which began in 2012, Mr. MacDonald held roles of increasing responsibility finishing with Vice President of Business Development and Corporate Development and a member of the executive team. Mr. MacDonald’s responsibilities included R&D and pipeline development, business development and licensing and corporate development. Over his career, Mr. MacDonald has closed deals valued at greater than $2.5 billion in the aggregate, lived and worked in Canada, Denmark and Belgium, and helped build both large and small biotech companies. Mr. MacDonald received a B.Sc. in molecular biology from the University of Ottawa and an M.B.A. also from the University of Ottawa. Mr. MacDonald’s qualifications to serve on the combined company’s board of directors include his extensive operational experience and background in the pharmaceutical/biotechnology industry.

Paul William Pay, 64, is an executive with forty years’ experience in the pharmaceutical / biotechnology industry and has been a member of the board of directors of Edesa since the company’s inception in 2015. During his career, Mr. Pay has held Senior management positions in big pharma, specialty pharmaceutical and early stage companies, including being a co-founder of a university spin-out company. In his current role as Chief Business Development Officer at Norgine, a role he has held since 2007, Mr. Pay has global responsibility for business development, licensing, acquisitions, integration, alliance management and regional partnerships. This includes profit responsibility for business with annual revenue of €50 million. At Norgine, Mr. Pay also serves as a member of the Executive Committee and as Chair or a member of a number of key internal committees. Past commercial roles held during his career have covered sales, marketing, market research, licensing, business development, public relations, intellectual property and product development projects. In addition to the Company, Mr. Pay is currently a Director of each of Exzell Pharma, a specialty pharmaceutical company, Arc Medical Design, a medical device development company and a portfolio company of Norgine and Norgine Ltd., an affiliate of Norgine. Mr. Pay is also the President and CEO of Merus Labs Inc., a Norgine wholly owned affiliate company. Mr. Pay received a B.SC. (hons) from the University of Leeds. Mr. Pay’s qualifications to serve on the combined company’s board of directors include his extensive experience in the pharmaceutical / biotechnology industry and his knowledge of Edesa’s business.

Peter van der Velden, 57, is an experienced investor and operator who for the past twenty-eight years has been building innovative, technology centric companies from start-up through to expansion. Since 2007, Mr. van der Velden has been the Managing General Partner of Lumira Ventures, one of Canada’s largest and most active dedicated life sciences venture capital investors. Mr. van der Velden led Lumira’s investment in Edesa in the fall of 2017 and he has been on the board of directors of the company since that time. Mr. van der Velden’s current and past corporate board roles include: Exact Imaging, Edesa, Medexus Pharmaceuticals, Milcom Ventures, Spinal Kinetics, Alveolus Inc., CML Healthcare, First Aid Shot Therapy, Life Sciences Ontario, Skinstore.com, Vendorlink.ca and the Canadian Venture Capital and Private Equity Association. Mr. van der Velden is an active volunteer and is a frequent lecturer at universities and conferences around the world on themes related to venture capital, innovation and healthcare. Mr. van der Velden is a past President and Chairman of the Canadian Venture and Private Equity Association and in addition to a number of investee company board roles he is currently a board member for the World Health Innovation Network, a member of the SickKids Commercialization Advisory Board, an advisor to the head of Office of the Chief Health Innovation Strategist - MOHLTC, and a member of the selection committee for the Ontario Scale-up Vouchers Program. Mr. van der Velden works closely with both Federal and Provincial governments in Canada advising on policy matters related to healthcare innovation and innovation financing. Mr. van der Velden holds degrees from the Schulich School of Business (MBA finance and policy) and Queen’s University (MSc (pathology), B.Sc. (honours life sciences)). Mr. van der Velden’s qualifications to serve on the combined company’s board of directors include his extensive operational experience building growth companies and his knowledge acquired from serving on the boards of other companies.

Lorin Johnson, 66, is the founder and Chief Scientist of Glycyx PharmaVentures Ltd., a biopharma investment and development company formed in early 2017. In 1989, he co-founded Salix Pharmaceuticals, Inc. (Nasdaq: SLXP), a specialty pharmaceutical company, and held senior leadership positions prior to its $15.8 billion acquisition by Valeant Pharmaceuticals International, Inc. (NYSE: VRX) in April 2015. Prior to Salix, Dr. Johnson served as director of scientific operations and chief scientist at Scios, Inc. (formerly California Biotechnology, Inc). He is a board member of Innovate Biopharmaceuticals, Inc. (Nasdaq: INNT), a position he has held since March 2018, Glycyx MOR, LTD and Kinisi Therapeutics, Ltd., both GI specialty pharma companies based on the Isle of Man, Intact Therapeutics, Inc., a gastro-enterology specialty drug delivery company based in Belmont, Canada, and Tumour Trace Ltd, a cancer diagnostic company based in Nottingham, UK. Dr. Johnson previously served as a director of Edesa from 2015-2017. In addition to his career in industry, Dr. Johnson held academic positions at Stanford University School of Medicine where he served as an Assistant Professor of Pathology and at the University of California, San Francisco. He is the co-author of 76 journal articles and book chapters and is the co-inventor on 23 issued patents. Dr. Johnson holds a Ph.D. from the University of Southern California and was a Postdoctoral Fellow at the University of California, San Francisco. Dr. Johnson’s qualifications to serve on the combined company’s board of directors include his knowledge of Edesa’s business and his significant experience in the pharmaceutical industry.

Carlo Sistilli, 62, has held a variety of senior positions in accounting and finance during his professional career. Mr. Sistilli joined Arista Homes, as CFO, 15 years ago. As a member of the senior management team of Arista, Mr. Sistilli’s responsibilities include overseeing the finance, accounting and IT areas, as well as due diligence and analysis of land purchases and various other investments. Prior to Arista, Mr. Sistilli spent five years as CFO and as a board member of an Internet start-up, which provided innovative finance solutions using the internet in the automotive retail sector. As a founder and member of the senior management team, Mr. Sistilli played a key role in taking the company public on the Alberta Ventures Exchange. Prior to his time with the internet startup, Mr. Sistilli spent nine years as Controller and part of the senior management team of a $ 1 billion regional trust company. Mr. Sistilli was part of the team to facilitate the successful sale of the trust company to Manulife Financial. Mr. Sistilli is an officer and a member of the Board of Directors of Mother of Mercy Centre. Mr. Sistilli holds a Bachelor of Arts from York University (1978), an Economics Major Certified Management Accountant Designation (1986) and a Chartered Professional Accountant Designation (2013). Mr. Sistilli’s qualifications to serve on the combined company’s board of directors include his knowledge of Edesa’s business and his background in accounting and finance.

Executive Officers

At the Closing, Frank R. Oakes resigned as the Company’s Chief Executive Officer and Dr. Pardeep Nijhawan, Edesa’s Chief Executive Officer, was appointed the combined Company’s Chief Executive Officer and Michael Brooks, Edesa’s Vice President Corporate Development and Strategy, was appointed the combined Company’s President. Kathi Niffenegger, Stellar’s Chief Financial Officer, remains the Chief Financial Officer of the combined company.

Dr. Michael Brooks, PhD, MBA, 41, initially joined Edesa in September 2015 as Vice President, Corporate Development and Strategy. Prior to joining Edesa, Dr. Brooks held positions of increasing responsibility at Cipher Pharmaceuticals Inc (TSX:CPH) from 2010 to 2015 and served most recently as Director of Business Development. Prior to joining Cipher, Dr. Brooks was a Post-Doctoral fellow at the University of Toronto. Dr. Brooks holds a Hons B.Sc. degree in Microbiology and a PhD in Molecular Genetics from the University of Toronto. Dr. Brooks also holds a Master of Business Administration degree from the Rotman School of Management where he was a Canadian Institute for Health Research (CIHR) Science to Business Scholar.

Family Relationships and Legal Proceedings

There are no family relationships among any of the combined company directors and officers. None of the combined company directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Related Party Transactions

During the year ended December 31, 2017, Dr. Nijhawan and his affiliates had outstanding loan balances of CDN $1,386,888 which funds were advanced to Edesa for start-up and ongoing operations, and the entire amount advanced was settled with 999,900 Edesa common shares on August 28, 2017 in conjunction with the closing of Edesa’s Class A preferred share financing.

Edesa leases approximately 2,800 square feet of premises from 1968160 Ontario Inc., a shareholder of Edesa that is also an affiliate of Dr. Nijhawan, pursuant to a lease agreement dated on January 1, 2017, at current rent rate of CDN $99,840 per annum plus applicable taxes, increasing by CDN $1/square foot every two years.

Employment Agreements with Executive Officers

Kathi Niffenegger

At the Closing, the Company entered into an employment agreement with Ms. Niffenegger. Pursuant to the employment agreement, Ms. Niffenegger will serve as the Company’s Chief Financial Officer. Both Ms. Niffenegger and the Company have the right to terminate the employment relationship at any time, with or without cause. As compensation for her services to the Company, Ms. Niffenegger will receive a base salary of $215,000 per year, a discretionary bonus in an amount up to 25% of her base salary based on her performance and the performance of the Company, a one-time hiring and retention bonus of $53,750 which is subject to partial claw back if Ms. Niffenegger voluntary terminates her employment prior to March 1, 2020 and such other employee benefits as are generally provided to similarly situated employees of the Company. Ms. Niffenegger may be eligible for future share and/or option grants in accordance with the Company’s executive compensation policy as in effect from time to time as determined by the Company’s Compensation Committee subject to availability of shares and/or options for grant under the Company’s Incentive Compensation Plan.

If Ms. Niffenegger’s employment with the Company is terminated for “Cause” (as such term is defined in the employment agreement) or if Ms. Niffenegger resigns from her employment at any time, the Company’s only obligation shall be to provide Ms. Niffenegger with: (i) her accrued salary through and including her last day of employment (the “Separation Date”); (ii) reimbursement of any reimbursable expenses properly incurred through and including the Separation Date; and (iii) any benefit required under applicable law. If the Company terminates Ms. Niffenegger’s employment without “Cause” or if Ms. Niffenegger’s employment with the Company is “constructively terminated” (as such term is defined in the employment agreement) the Company’s only obligations shall be: (a) to provide Ms. Niffenegger with the same payments and benefits as would be provided if the Company had terminated her employment for Cause; and (b) subject to Ms. Niffenegger’s execution of a release in favor of the Company, Ms. Niffenegger will also be paid, as severance, an amount equal to twelve months of her base salary at her then-current rate. In the event that Ms. Niffenegger’s employment is terminated or constructively terminated by the Company without Cause upon or within a twelve month period following a Change of Control (as defined in the employment agreement), Ms. Niffenegger shall be entitled to the payments and benefits as though she was terminated without “Cause”, plus an additional change of control payment equal to twelve months of her base salary.

During the term of Ms. Niffenegger’s employment with the Company, Ms. Niffenegger is prohibited from competing with the Company’s business. In addition, while Ms. Niffenegger is employed by the Company and for a period of one year thereafter, Ms. Niffenegger is prohibited from soliciting for employment certain employees of the Company.

The foregoing description of Ms. Niffenegger’s employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company is currently finalizing employment agreements with each of Dr. Pardeep Nijhawan and Michael Brooks and will file an amendment to this Current Report on Form 8-K to disclose such agreements once finalized.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 with respect to the change in the Company’s name is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company will file an amendment to this Current Report on Form 8-K not later than August 23, 2019 to include Edesa’s audited financial statements as of and for the years ended December 31, 2018 and 2017 and its unaudited interim financial statements as of March 31, 2019 and for the three months ended March 31, 2019 and 2018.

(b) Pro Forma Financial Information

The Company will file an amendment to this Current Report on Form 8-K not later than August 23, 2019 to include Unaudited pro forma condensed combined financial statements for the year ended December 31, 2018 and as of and for the three months ended March 31, 2019.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Share Exchange Agreement, dated as of March 7, 2019, by and between Stellar Biotechnologies Inc., Edesa Biotech Inc. and the Edesa Shareholders (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2019).

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated June 7, 2019.

10.1*	Employment Agreement, dated as of June 7, 2019, by and between the Company and Kathi Niffenegger.

16.1	Letter from Moss Adams, LLP dated June 7, 2019.

99.1	Press Release dated June 7, 2019.

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDESA BIOTECH INC.

By:	/s/ Michael Brooks

Name:	Michael Brooks
Title:	President`

Date: June 10, 2019